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                                                                     Exhibit 2.4


                            WAIVER OF MATURITY DATE

      Reference is made to the Secured Promissory Note (the "Good Faith Note") in the principal amount of two hundred and fifty-thousand dollars ($250,000) dated June 14, 2001 from E-Sync Networks, Inc. ("Maker"), a Delaware corporation, to the order of CRC, Inc. ("Payee"), a New York corporation. The undersigned hereby agrees that, notwithstanding Section 2 of the Good Faith Note, the maturity date of all outstanding principal and accrued interest under the Good Faith Note shall be extended until October 15, 2001 (or until October 31, 2001 if the Securities and Exchange Commission ("SEC") responds to Maker with comments to the Proxy Statement), provided that Maker (1) complies in all respects with its obligations pursuant to Section 6.1(a) of the Contribution Agreement (the "ESNI Contribution Agreement") dated the date hereof by and among E-Sync Networks, LLC, a Delaware limited liability company, Maker and Payee, (2) continues to use its best efforts and to work with reasonable diligence to respond to the SEC's comments to the Proxy Statement, and resolve any issues regarding such comments to the SEC's satisfaction, without undue delay and on a timely basis and (3) without limiting the foregoing, is not in material breach of any of its representations, warranties, covenants or other agreements contained in any of the Transaction Documents.

      Except has provided herein, the Good Faith Note shall remain in full force and effect.

      All capitalized terms used, but not defined, herein have the same meanings given to them in the ESNI Contribution Agreement.

                                            CRC, INC.


                                            By: /s/ Joshua Wurzburger
                                                _____________________________
                                            Name:  Joshua Wurzburger
                                            Title: President

Dated: August 6, 2001